EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GST Equipment Funding, Inc.:

We consent to the use of our report, dated August 11, 1997, included in the Registration Statement on Form S-4, dated October 9, 1997, of GST Telecommunications, Inc., GST USA, Inc. and GST Equipment Funding, Inc. and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                             /s/ KPMG Peat Marwick LLP
                                             -------------------------
                                                 KPMG Peat Marwick LLP

Portland, Oregon
October 9, 1997